Exhibit 10.13

FIFTH AMENDMENT TO FORBEARANCE AGREEMENT

AND CONSENT TO SALE OF CERTAIN ASSETS

This Fifth Amendment to Forbearance Agreement and Consent to Sale of Certain Assets (this “Agreement”) is entered into as of this 11th day of March, 2011 (the “Signing Date”) by and among GREEN PLAINS HOLDINGS II LLC (the “Borrower”), a Delaware limited liability company formerly known as Global Ethanol, LLC, which was formerly known as Midwest Grain Processors, LLC, the financial institutions listed on the signature pages hereof and each other financial institution that may hereafter become a party to the Loan Agreement in accordance with the provisions of the Loan Agreement referred to below (collectively, the “Lenders,” and, individually, a “Lender”), and COBANK, ACB, a federally chartered banking organization (“CoBank”), in its capacity as agent for the Lenders and for the Issuer, as defined in the Loan Agreement (in such capacity, the “Agent”).

RECITALS

The Borrower, the Lenders and the Agent are parties to an Amended and Restated Loan and Security Agreement dated as of December 14, 2005, as amended by a First Amendment dated as of February 28, 2006, a Second Amendment dated as of March 31, 2006, a Third Amendment dated as of September 22, 2006, a Fourth Amendment dated as of October 31, 2006, a Fifth Amendment dated as of February 22, 2007, a Sixth Amendment dated as of May 25, 2007, a Seventh Amendment dated as of August 31, 2007, an Eighth Amendment dated as of November 30, 2007, a Ninth Amendment dated as of October 31, 2008, a Tenth Amendment dated as of December 22, 2008, an Eleventh Amendment dated as of March 4, 2009, the Forbearance Agreement referred to below, an Amendment to Amended and Restated Loan and Security Agreement and Forbearance Agreement dated as of September 30, 2009, which acted as a thirteenth amendment to such Amended and Restated Loan and Security Agreement (the “Thirteenth Amendment”), a Fourteenth Amendment to Amended and Restated Loan and Security Agreement and Second Amendment to Forbearance Agreement dated as of November 30, 2009 (the “Fourteenth Amendment”), a Fifteenth Amendment to Amended and Restated Loan and Security Agreement and Third Amendment to Forbearance Agreement dated as of June 30, 2010 (the “Fifteenth Amendment”), and a Sixteenth Amendment to Amended and Restated Loan and Security Agreement and Fourth Amendment to Forbearance Agreement dated as of October 22, 2010 (the “Sixteenth Amendment”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

The Borrower, the Lenders and the Agent are also parties to that certain Forbearance Agreement and Twelfth Amendment to Amended and Restated Loan and Security Agreement dated as of July 31, 2009, as amended by the Thirteenth Amendment, the Fourteenth Amendment, the Fifteenth Amendment and the Sixteenth Amendment (as further amended by this Agreement, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”).

The Borrower has requested that the Lenders and the Agent make certain amendments to the Forbearance Agreement and consent to the sale of certain assets of the Borrower. Pursuant to Section 7.15 of the Loan Agreement, the Borrower has also requested the consent of the Agent and the Required Lenders before entering into a marketing agreement with Green Plains Commodities, LLC. The Agent and the Lenders are willing to grant the foregoing requests of the Borrower pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Loan Agreement or the Forbearance Agreement, as applicable.

Section 2. Effective Date. The amendments and consents set forth and described in Sections 3, 4 and 5 hereof shall be deemed effective on and as of March 1, 2011 (the “Effective Date”) with the same force and effect as if this Agreement were executed as of such date.

Section 3. Amendment to the Forbearance Agreement. The Forbearance Agreement is hereby amended by deleting the date “January 1, 2012” from Section 10(h) thereof and substituting the date “January 1, 2013” therefor.

Section 4. Consent to Sale of Assets.

(a) Intended Sale of Assets. The Borrower has informed the Agent and the Lenders that it intends to sell the assets described in Exhibit A attached hereto (the “Assets”), which assets are related to, used or held for use in connection with the extraction of corn oil from by-products of the ethanol production process. As consideration for the sale of the Assets, the Borrower will receive (among other things) payment in immediately available funds of $1,174,446.98 (the “Purchase Price”) pursuant to an Asset Purchase Agreement between the Borrower, as seller, and Green Plains Commodities, LLC, as buyer (the “Asset Purchase Agreement”). If the Borrower were to sell the Assets without the consent of the Agent and the Lenders, the Borrower would violate Sections 5.14 and 8.6 of the Loan Agreement, which generally prohibit, among other things, the sale, lease, transfer or other disposition of any Collateral or any other properties, assets or rights of the Borrower.

(b) Consent to Sale of Assets. The Agent and the Lenders hereby consent to the sale and assignment of the Assets, provided that:

(i) the final form of the Asset Purchase Agreement is in the form attached hereto as Exhibit B;

(ii) such approved form of the Asset Purchase Agreement is signed by the parties thereto not later than the Signing Date; and

(iii) no Default or Matured Default (other than the Specified Matured Defaults) has occurred and is continuing on the date on which the Borrower enters into the Asset Purchase Agreement or would occur as a result thereof.

(c) Release of Security Interests. Upon written request of the Borrower and satisfaction of each of the conditions set forth in clause (b) above and Section 8 below, the Agent will file in the appropriate filing offices a UCC-3 amendment evidencing the Agent’s release of its security interest in the Assets.

Section 5. Consent to Corn Oil Extraction Agreement. The Borrower has informed the Agent and the Lenders that it intends to enter into an arrangement whereby it will lease and license to an affiliate certain assets of the Borrower for purposes of permitting such affiliate to extract corn oil from by-products of the ethanol production process. If the Borrower were to do so without the consent of the Agent and the Lenders, the Borrower would violate Section 5.14 of the Loan Agreement, which prohibits the lease of any Collateral of the Borrower. The Agent and the Required Lenders hereby consent to leasing certain Collateral of the Borrower pursuant to the terms and conditions of that certain Corn Oil Extraction Agreement to be entered into on or about the Effective Date between the Borrower, as licensor, and Green Plains Commodities, LLC, as licensee (the “Corn Oil Extraction Agreement”), provided that the final form of the Corn Oil Extraction Agreement is in the form attached hereto as Exhibit C.

Section 6. No Other Consents. The consents set forth in Sections 4 and 5 hereof are limited to their express terms and do not imply or constitute a consent to any other future transaction or agreement, whether or not similar to the transactions described above.

Section 7. No Other Changes. All references in the Forbearance Agreement to “this Agreement” shall be deemed to refer to the Forbearance Agreement as amended hereby, and any and all references in any other Loan Document to the Forbearance Agreement shall be deemed to refer to the Forbearance Agreement as amended hereby. Except as otherwise expressly set forth in this Agreement, all terms of the Loan Agreement and the other Loan Documents remain in full force and effect.

Section 8. Effectiveness. The amendments and consents set forth in Sections 3, 4 and 5 above shall be effective as of the Effective Date only if the Agent has received, on or before the Signing Date, each of the following, each in form and substance acceptable to the Agent in its sole discretion:

(a) this Agreement, duly executed by the Borrower, the Agent and the Lenders;

(b) a copy of the Asset Purchase Agreement in the form of Exhibit B hereto, duly executed by the parties thereto, together with all material documentation related thereto;

(c) a copy of the Corn Oil Extraction Agreement in the form of Exhibit C hereto, duly executed by the parties thereto;

(d) payment of an amount equal to $1,174,000 of the Purchase Price, which payment will be applied by the Agent to the outstanding principal balance of the Revolving Term Loan Notes in inverse order of maturity pro rata according to each Lender’s Pro Rata Percentage of the Revolving Term Loan Commitments and shall permanently reduce the Revolving Term Loan Commitments; and

(e) payment or reimbursement in immediately available funds of all fees and expenses due and payable on the Signing Date pursuant to Section 11 hereof to the extent invoiced on or prior to such date.

Section 9. Representations and Warranties. As of each the Effective Date and the Signing Date, the Borrower represents and warrants to the Agent and the Lenders as follows:

(a) The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to perform its obligations under this Agreement and the Loan Documents to which the Borrower is a party. This Agreement and the Loan Documents to which the Borrower is a party have been duly and validly executed and delivered to the Agent by the Borrower, and this Agreement and the Loan Documents to which the Borrower is a party constitute the Borrower’s legal, valid and binding obligations, enforceable in accordance with their terms.

(b) The execution, delivery and performance by the Borrower of this Agreement and the Loan Documents to which the Borrower is a party have been duly authorized by all necessary limited liability company action or other action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower’s organizational documents or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of, or constitute a default under, any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

(c) All of the representations and warranties contained in the Loan Documents, including without limitations the representations and warranties in Article VI of the Loan Agreement, are correct on and as of the Effective Date and the Signing Date as though made on and as of each such date, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were correct on and as of such date.

Section 10. Release of Agent and Lenders. As of each of the Effective Date and the Signing Date, the Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all known claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or may claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including such date, whether such claims, demands and causes of action are matured or unmatured, known or unknown, liquidated, fixed or contingent, or direct or indirect.

Section 11. Costs and Expenses. The Borrower hereby reaffirms its agreement under Section 10.4 of the Loan Agreement and Section 20 of the Forbearance Agreement to pay or reimburse the Agent and the Lenders on demand for all costs and expenses incurred by the Agent and the Lenders in their employment of counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Agent for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental hereto.

Section 12. Miscellaneous. The execution of this Agreement and any documents related hereto shall not be deemed to be a waiver of any Default or any Matured Default or any other breach, default or event of default under any Loan Document or other document held by the Agent or any Lender, whether or not known to the Agent or any Lender and whether or not existing on the date of this Agreement. This Agreement, the Forbearance Agreement as amended hereby, and the other Loan Documents set forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior oral negotiations or agreements. This Agreement shall be governed by and construed in accordance with the internal law of the State of Colorado. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement, taken together, shall constitute but one and the same instrument. Section and paragraph headings contained herein are for reference only. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Signature page follows

Exhibit 10.13

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

GREEN PLAINS HOLDINGS II LLC, as Borrower

By:	/s/ Ron B. Gillis_
	Name:	Ron B. Gillis
	Title:	EVP Finance, Treasurer

COBANK, ACB, as Agent and as a Lender

By:	/s/ Doug Jones
	Name:	Doug Jones
	Title:	Vice President

FARM CREDIT SERVICES OF AMERICA,
FLCA, as a Lender

By:	/s/ Ron Brandt
	Name:	Ron Brandt
	Title:	Vice President

MLIC ASSET HOLDINGS LLC, as a Lender

By:	Transmountain Land & Livestock Company, a Montana Corporation
Its:	Manager

By:	/s/ Stephen D. Craig
	Name:	Stephen D. Craig
	Title:	Vice President

Signature Page to Fifth Amendment to Forbearance Agreement

and Consent to Sale of Certain Assets